UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2009

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13630 N. W. 8th Street, Suite 210, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The following summaries of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement (as defined below) and Transaction Documents (as defined in the Company’s Current Report on Form 8-K filed on May 5, 2009 (file no. 000-50348; film no. 09795409) and incorporated herein by reference (the "Prior 8-K Filing"), each of which has been previously filed by NationsHealth, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") in the Company’s Prior 8-K Filing and are incorporated herein by reference. The Merger Agreement and the Transaction Documents have been attached as exhibits to the Company’s Prior 8-K Filing to provide investors with information regarding their respective terms. The Merger Agreement and the Transaction Documents are not intended to be a source of factual, business or operational information about the Company. Moreover, certain representations and warranties in the Merger Agreement and the Transaction Documents are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement and the Transaction Documents. While we do not believe that they contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and the Transaction Documents, as the case may be. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules.

Merger Agreement

On April 30, 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with ComVest NationsHealth Holdings, LLC ("Parent"), a wholly owned subsidiary of ComVest Investment Partners III, L.P. ("ComVest"), and NationsHealth Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger (the "Surviving Corporation").

Upon the closing of the transactions contemplated by the Merger (the "Effective Time"), (a) all of the issued and outstanding common stock of the Company (including outstanding shares of restricted stock, all of which shall vest at the Effective Time) not held by certain members of the Company’s management, certain stockholders, and certain members of the Company’s Board of Directors (the "Unaffiliated Stockholders") will be converted into the right to receive a cash amount equal to $0.12 per share (the "Aggregate Merger Consideration") and (b) all of the outstanding options to purchase shares of the Company’s common stock will be converted into the right to receive a cash amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such the options are "out-of-the-money" and shall be terminated on or before the Effective Time with no consideration payable to any option holder). Prior to the Effective Time, the Company shall use its commercially reasonable efforts to cancel each outstanding warrant to purchase the Company’s common stock (other than the Bridge Loan Warrants (as defined below), which will automatically expire at the Effective Time).

If the Merger Agreement is terminated under certain circumstances, including, among other reasons, due to a non-willful breach by the Company, the outstanding obligations under the Bridge Loan (as defined below) shall be paid on or before the Maturity Date (as defined below). During the 30-day period after the Maturity Date and in the event all of the outstanding obligations under the Bridge Loan have not been paid in full (the "Thirty Day Post-Maturity Period"), the Company and/or the MHR Holders (as defined below) shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations under the Bridge Loan have not been paid or purchased in full before the expiration of the Thirty Day Post-Maturity Period, then, for the 180-day period thereafter (the "Parent’s Post-Maturity Election Period"), Parent shall have the option, in its sole and absolute discretion, to either (a) acquire any of the obligations owed by the Company to CapitalSource Finance, LLC ("CapitalSource") (the "Senior Indebtedness Purchase") or (b) convert the outstanding obligations under the Bridge Loan into shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the "Series A-1 Preferred Stock") at a conversion price equal to $0.05 per share (subject to adjustments) (the "Bridge Loan Conversion"); provided, that if the Merger Agreement is terminated by Parent under certain circumstances, Parent’s option and ability to exercise the Bridge Loan Conversion shall be immediately terminated. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Maturity Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between CapitalSource, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Maturity Period, (y) sells any of the outstanding obligations under the Bridge Loan to any person (the "Bridge Loan Indebtedness Transfer") before the expiration of Thirty Day Post-Maturity Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Maturity Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.

If the Merger Agreement is terminated under certain circumstances, including, among other reasons, due to a willful breach by the Company, (a) the Bridge Loan Warrants (as defined below) shall be exercisable within fifteen (15) days of such termination date, and (b) the outstanding obligations under the Bridge Loan shall be paid on or before the Maturity Date. During the 30-day period after such termination and in the event all of the outstanding obligations under the Bridge Loan have not been paid in full (the "Thirty Day Post-Termination Period"), the Company and/or the MHR Holders shall have the right to pay or purchase all of such obligations. In the event that all of the outstanding obligations owed by the Company to Parent under the Bridge Loan have not been paid or purchased in full prior to expiration of the Thirty Day Post-Termination Period, then, for the 180-day period thereafter (the "Parent’s Post-Termination Election Period"), Parent shall have the option, in its sole and absolute discretion, to either (v) consummate the Senior Indebtedness Purchase or (w) exercise the Bridge Loan Conversion. In the event that Parent does not consummate the Senior Indebtedness Purchase or exercise the Bridge Loan Conversion during the Parent’s Post-Termination Election Period, all of Parent’s rights with respect to the Senior Indebtedness Purchase and the Bridge Loan Conversion shall immediately terminate and Parent shall have the right to exercise any and all of its remaining rights and remedies under the Bridge Loan (subject to terms and conditions set forth in the Merger Agreement and/or any agreement, document or instrument between CapitalSource, Parent, and/or the MHR Holders, as the case may be). In the event Parent (x) consummates a Senior Indebtedness Purchase before the expiration of the Thirty Day Post-Termination Period, (y) consummates a Bridge Loan Indebtedness Transfer before the expiration of Thirty Day Post-Termination Period, or (z) consummates a Bridge Loan Indebtedness Transfer (other than to the MHR Holders) following the Thirty Day Post-Termination Period, the right to exercise the Bridge Loan Conversion shall be immediately terminated.

In the event the Company enters into a definitive agreement contemplated by a takeover proposal from an alternative purchaser and terminates the Merger Agreement, (a) a termination fee in the amount of $1.0 million (comprised of a $700,000 break-up fee and a $300,000 expense reimbursement), which shall be the maximum aggregate liability of the Company in such circumstance, among others, and (b) the outstanding obligations under the Bridge Loan shall be paid to Parent as a condition to and concurrently with such termination. In the event Parent terminates the Merger Agreement due to a willful breach by the Company, the Bridge Loan shall be due within 30 days of such termination and the Company shall pay Parent $3.0 million (inclusive of the $1.0 million termination fee), which shall be the maximum aggregate liability of the Company in such circumstance, among others. In the event the Company terminates the Merger Agreement due to a willful breach by Parent, any and all obligations under the Bridge Loan shall be forgiven, which shall be the maximum aggregate liability of Parent in such circumstance. If the Company, one the one hand, or Parent and/or Merger Sub, on the other hand, successfully enforces their respective specific performance rights and remedies under the Merger Agreement, such party shall not be entitled to any of the foregoing damages (forgiveness of the Bridge Loan, liquidated damages or the termination fee, as the case may be) and such party’s sole and exclusive remedy shall be specific performance.

The Company’s Board of Directors, acting upon the recommendation of a special committee comprised of independent members of the Company’s Board of Directors, has approved the adoption of the Merger Agreement and consummation of the Merger and recommended adoption of the Merger Agreement and consummation of the Merger by the Company’s stockholders. The closing of the transactions contemplated under the Merger Agreement is subject to, among other things, the approval of the adoption of the Merger Agreement and the Merger by the Company’s stockholders.

The transactions contemplated under the Merger Agreement are expected to close by the third quarter of 2009.

Preferred Stock Investment and Preferred Stock Investment Option

At the Effective Time, Parent shall make a $5.0 million investment in the Company in exchange for shares of the Surviving Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") at $0.12 per share (the "Preferred Stock Investment"), the proceeds of which shall be used to fund the Aggregate Merger Consideration pursuant to the Merger Agreement and to pay the remaining transaction fees and for the Company’s general business purposes, working capital, growth capital and capital expenditures. During the period commencing at the Effective Time and ending on the first anniversary thereof, Parent shall have the right to invest up to an additional $2.0 million in the Company in exchange for shares of the Surviving Corporation’s Series A Convertible Preferred Stock at $0.12 per share and on the same terms and conditions as the Preferred Stock Investment (the "Preferred Stock Investment Option").

Limited Guaranty

Concurrently with the execution of the Merger Agreement, ComVest and the Company entered into a Limited Guaranty, dated April 30, 2009, pursuant to which ComVest has agreed to guaranty the amount and funding of the Bridge Loan, the Preferred Stock Investment and the Preferred Stock Investment Option (if exercised).

Voting Agreement – Merger Agreement

In connection with the Merger Agreement, certain stockholders of the Company (including certain members of the Company’s management and certain member of the Company’s Board of Directors) representing over 50% of the issued and outstanding shares of the Company’s common stock entered into a Voting Agreement, dated April 30, 2009, with Parent and Merger Sub whereby such stockholders agreed to vote the shares of common stock owned and/or controlled by such stockholder in favor of the adoption of the Merger Agreement and the consummation of the Merger.

Exchange and Rollover Agreement

Contemporaneously with the execution of the Merger Agreement, Glenn Parker, Lewis Stone and Timothy Fairbanks (the "Senior Managers"), the MHR Holders entered into an Exchange and Rollover Agreement, dated April 30, 2009 (the "Exchange and Rollover Agreement"), whereby immediately before the Effective Time, each of the Senior Managers and the MHR Holders will exchange their respective shares of the Company’s common stock for the same number of shares of non-voting common stock of Merger Sub in accordance with the Exchange and Rollover Agreement. At the Effective Time and immediately after such exchange, each share of voting common stock of Merger Sub (held solely by Parent) and non-voting common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation). The Exchange and Rollover Agreement will become effective only upon the occurrence of the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

Third Amended and Restated Certificate of Incorporation

Immediately prior to the Effective Time, the Company shall file the Company’s Third Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") with the Secretary of State of the State of Delaware, which shall provide for the rights, preferences and privileges of the holders of the Surviving Corporation’s Series A Preferred Stock and common stock, the composition of the Surviving Corporation’s board of directors, voting rights of certain stockholders of the Surviving Corporation, and the indemnification of the Surviving Corporation’s officers and directors. The Amended and Restated Certificate of Incorporation will become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

Amended and Restated Bylaws

At the Effective Time the Company’s Amended and Restated Bylaws shall become bylaws of the Surviving Corporation and shall provide for the powers, duties and responsibilities of the Surviving Corporation’s officers and directors. The Amended and Restated Bylaws will become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

Bridge Loan and Bridge Note

Concurrently with the execution of the Merger Agreement, Parent and the Company and certain of its subsidiaries, NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC (collectively, the "Borrowers" or the "Issuers"), entered into a Bridge Loan and Security Agreement, dated April 30, 2009 (the "Bridge Loan"), pursuant to which the Borrowers issued to Parent a 10% Secured Convertible Subordinated Promissory Note, dated April 30, 2009, in the aggregate principal amount of $3.0 million (the "Bridge Note"). Up to $200,000 of the aggregate principal amount of Bridge Loan and Bridge Note can assigned by Parent to Mark Lama. Subject to the terms and conditions of the Bridge Loan and the Bridge Note, the Bridge Loan and the Bridge Note shall (a) be subordinated to the Borrower’s obligations to its credit facility lender, CapitalSource, and be senior to the Borrower’s obligations to its subordinated note holders, MHR Capital Partners Master Account, LP ("Master Account"), MHR Capital Partners (100) LP ("Capital Partners (100)"), and OTQ LLC ("OTQ", and together with Master Account, Capital Partners (100) and their respective affiliates, the "MHR Holders"), (b) have a monthly cash interest payment based on an interest rate of ten percent (10%) per annum (which interest rate shall be increased by 2% at the end of the each three month period (not to exceed the lesser of 18% per annum and the maximum interest rate allowed by law) commencing on the termination date of the Merger Agreement), (c) have a term of six (6) months (the "Maturity Date"); provided that upon termination of the Merger Agreement by Parent due to a willful breach by the Company, the Bridge Loan will be due within 30 days of such termination, and (d) be used to pay a portion of the transaction fees and for the Company’s general business purposes, working capital, growth capital and capital expenditures. The Bridge Loan may not be prepaid without the consent of Parent. In connection with the Bridge Loan, the Company issued warrants to Parent to acquire 1,000,000 shares of the Company’s common stock (the "Bridge Loan Warrants").

At the Effective Time, the outstanding principal amount of the Bridge Loan will automatically be converted into shares of the Surviving Corporation’s Series A Preferred Stock at $0.12 per share in accordance with the terms and conditions set forth in the Merger Agreement, the Bridge Loan and the Bridge Note. In the event that the Merger Agreement is terminated under certain circumstances and in the event all of the outstanding obligations under the Bridge Loan have not been paid or purchased in full on or before the Thirty Day Post-Maturity Period or the Thirty Day Post-Termination Period, as the case may be, Parent will, so long as it has not consummated a Senior Indebtedness Purchase as set forth in the Merger Agreement, have the option during Parent’s Post-Maturity Date Election Period or Parent’s Post-Termination Election Period, as the case may be, to exercise the Bridge Loan Conversion into 30 million shares of the Company’s Series A-1 Preferred Stock, which shares of Series A-1 Convertible Preferred Stock will be convertible into 60 million shares of the Company’s common stock (subject to anti-dilution adjustments to ensure that the shares issued upon conversion of the Company’s Series A-1 Convertible Preferred Stock represents approximately 60% of the Company’s outstanding common stock), all in accordance with the terms and conditions set forth in the Merger Agreement, the Bridge Loan, the Bridge Note, and the Company’s Series A-1 Convertible Preferred Stock Certificate of Designation (the "Certificate of Designation").

Bridge Loan Warrants

The Bridge Loan Warrants will become exercisable at an exercise price of $0.01 per share (subject to adjustments), in the event the Merger Agreement is terminated by Parent due to a willful breach by the Company, or if the approval of the adoption of the Merger Agreement and the Merger by the Company's stockholders shall not have been obtained, or if a Company Adverse Recommendation Change (as defined in the Merger Agreement) shall have occurred, or if the Company enters into a definitive agreement contemplated by a takeover proposal from an alternative purchaser, and will remain exercisable until 5:00 p.m. Eastern time on the 10th anniversary of the date on which the Bridge Loan Warrants become exercisable. At the Effective Time, the Bridge Loan Warrants will be null and void and have no force or effect in such event.

Certificate of Designation

On April 30, 2009, the Company filed the Company’s Certificate of Designation with the Secretary of State of the State of Delaware, which provides for the rights, preferences and privileges of the holders of the Company’s Series A-1 Preferred Stock, including certain anti-dilution adjustments to ensure that the shares issued upon conversion of the Company’s Series A-1 Convertible Preferred Stock represents approximately 60% of the Company’s outstanding common stock. At the Effective Time, the Certificate of Designation will be replaced by the Company’s Amended and Restated Certificate of Incorporation and will be null and void and have no force or effect in such event.

Management Agreement

Concurrently with the execution of the Merger Agreement, ComVest and the Company entered into a Management Agreement, dated April 30, 2009, pursuant to which ComVest after the Effective Time shall provide management and advisory services to the Company. Under the terms of the Management Agreement, ComVest shall be paid by the Company a management fee equal to $25,000 per month and under certain circumstances upon consummation of an acquisition, a fee equal to 2% of the aggregate enterprise value of such acquisition. The Management Agreement becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

Waivers and Consents

In connection with the transactions contemplated by the Merger Agreement, the Bridge Loan and the Bridge Note, the Company requested and CapitalSource and the MHR Holders agreed, subject to the satisfaction or waiver of certain conditions, to provide and enter into (a) the Consent, Waiver, Joinder and Eighth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, by and among the Borrowers and CapitalSource (the "CapitalSource Waiver and Consent"), (b) the Limited Waiver and Consent to Convertible Secured Notes, dated April 30, 2009, by and among the Issuers and the MHR Holders (the "MHR Waiver and Consent"), (c) the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, between the Borrowers and CapitalSource, individually and as agent (the "Fourth Amended and Restated Credit Agreement"), and (d) the First Amended and Restated 7-3/4% Convertible Secured Notes, dated April 30, 2009, in favor of the MHR Holders in an aggregate principal amount of $15,000,000 (collectively, the "Notes"), and (e) the Second Amended and Restated Notes (as defined below), pursuant to which CapitalSource’s and MHR Holders’ respective loans will remain in existence on substantially similar terms and conditions following the Effective Time.

The CapitalSource Waiver and Consent and the Fourth Amended and Restated Credit Agreement provide, among other things, (a) a waiver of certain events of default and cross-defaults that would occur under the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 11, 2007, between the Borrowers and CapitalSource, as a result of the execution of the Merger Agreement, (b) consent to the Borrower’s obligations under the Bridge Loan and Bridge Note, and (c) subject to the satisfaction of the conditions precedent in the Fourth Amended and Restated Credit Agreement, a waiver of a change of control that would result from the Merger or the Bridge Loan Conversion as of the Effective Time.

The MHR Waiver and Consent and the Notes provide, subject to the satisfaction of certain conditions precedent, (a) a waiver of certain events of default and cross-defaults that would occur under each of the 7-3/4% Convertible Secured Notes, dated February 28, 2005, February 28, 2005 and February 5, 2007, respectively, issued in favor of the MHR Holders (collectively, the "Prior Notes") as a result of the execution of the Merger Agreement, (b) consent to enter into a subordination agreement for the subordination of the security interests and repayment obligations of the Notes to the security interests and repayment obligations of the Issuers to Parent under the Bridge Loan and Bridge Note, and (c) a waiver of certain redemption rights in the event of a change of control under the Prior Notes as a result of the execution of the Merger Agreement, the consummation of the Merger, or the change of control that would result from the Bridge Loan Conversion.

Fourth Amended and Restated Credit Agreement with CapitalSource

The Fourth Amended and Restated Credit Agreement maintained the $10,000,000 revolving credit facility (the "Revolving Loan") and the multi-draw term loan (the "Term Loan") in the original principal amount of $7,000,000. The Term Loan was utilized to finance the acquisition of providers of diabetic supplies, and the Company is no longer permitted to make any draws under such facility. The terms of the Fourth Amended and Restated Credit Agreement are similar to those contained in the Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 11, 2007, between the Borrowers and CapitalSource, except that, among other things, the financial covenants set forth in the Fourth Amended and Restated Credit Agreement have been modified to provide that the Borrowers will comply with a certain set of financial covenants prior to the Effective Time or the Bridge Loan Conversion and a certain set of financial covenants after the Effective Time or Bridge Loan Conversion. Prior to the Effective Time or Bridge Loan Conversion, the Borrowers will be required to comply with Minimum EBITDA, Fixed Charge Coverage Ratio, Cash Velocity, Active Diabetes Customers, and Minimum Liquidity covenants. After the Effective Time or the Bridge Loan Conversion, the Minimum EBITDA covenant will be removed and a new Permitted Acquisition Expenditures covenant will be added to the Fourth Amended and Restated Credit Agreement, which will provide the Company with greater flexibility in making acquisitions in the healthcare industry.

Interest on the outstanding principal balance of the Revolving Loan is payable monthly at an annual rate of prime plus 3.0%, and interest on the outstanding principal balance of the Term Loan is payable monthly at an annual rate of prime plus 6.0%. In each case, the minimum prime rate will be the per annum rate of 5.25%. Payment of the principal balance outstanding under the Term Loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, which commenced on January 1, 2008. The Term Loan matures on April 30, 2010, and the Revolving Loan matures on April 30, 2011, unless extended or terminated by CapitalSource in accordance with the terms of the Fourth Amended and Restated Credit Agreement.

Notes with the MHR Holders

The Notes represent an amendment and restatement of the Prior Notes. These Notes continue to accrue interest at a rate of 7-3/4% per annum, compounded monthly, based on a 360-day year and mature on February 28, 2012. The terms of these Notes allow the MHR Holders, at their discretion, to convert all or part of these Notes into shares of the Company’s common stock. The number of shares of the Company’s common stock to be delivered upon such conversion shall be determined by dividing the amount of principal and interest under the Notes being converted by a conversion price of $3.40 (subject to adjustment), which are currently exercisable for an aggregate of 4,411,763 shares of the Company’s common stock.

The Notes contain restrictive covenants that limit the Issuers’ ability to, among other things (a) incur additional debt, (b) create or permit liens on certain assets to secure debt, (c) pay dividends on or make other distributions in respect of their capital stock or make other restricted payments, (d) make certain investments, (e) sell certain assets, and (f) enter into certain transactions with their affiliates.

The Notes may be redeemed at the option of the Issuers (with the consent of the MHR Holders) under certain circumstances, and upon a change of control transaction (excluding any change of control resulting from the Merger or the Bridge Loan Conversion). If any Note is redeemed at the option of the Issuers other than upon a change of control transaction, the MHR Holders may receive, at their discretion, either (a) the principal amount plus any accrued and unpaid interest of the Notes being redeemed (the "Par Redemption Price") plus warrants exercisable for such number of shares of the Company’s common stock the MHR Holder would have received had the Notes being redeemed been converted immediately prior to such redemption, which warrants shall have an exercise price equal to the conversion price of the Notes in effect immediately prior to issuance of the warrant, and shall expire on February 28, 2012 (a "Redemption Warrant"), or (b) 110% of the outstanding principal amount of the Notes being redeemed plus any accrued and unpaid interest thereon (the "Premium Redemption Price"). If a Note is redeemed pursuant to a change of control transaction, the Issuers may redeem the Notes at the Premium Redemption Price, or if the Issuers do not act, the MHR Holder may choose to either receive the Premium Redemption Price or require that the surviving entity assume the obligations of the Note.

At the Effective Time, the Issuers have agreed to execute and deliver (and the MHR Holders have agreed to accept) the Second Amended and Restated 7 ¾% Convertible Secured Notes, issued by the Issuers (the "Second Amended and Restated Notes") in exchange for the Notes, each of which shall contain terms substantially similar to the Notes; provided that, among other things, the Premium Redemption Price will be reduced to 105%, and the MHR Holders will agree to waive certain tax payments payable by the Company to the MHR Holders due in February 2010 with respect to AHYDO.

Warrants issued to the MHR Holders

In exchange for the MHR Waiver and Consent, the Issuers and the MHR Holders agreed, among other things, (a) to enter into the Notes, effective as of April 30, 2009, to, among other things, modify certain restrictive covenants, to adjust the conversion price of the Notes to $3.40 per share of the Company’s common stock (subject to further adjustment) and to issue to the MHR Holders certain warrants to purchase shares of the Company’s common stock (the "Waiver Warrants") and (b) to further amend and restate the Notes effective as of the Effective Time in the form of the Second Amended and Restated Notes to, among other things, further amend certain restrictive covenants, delete certain redemption provisions and reduce the change of control premium, to issue to the MHR Holders certain warrants to purchase the Surviving Corporation’s common stock (the "Merger Warrants") and to effect the Exchange and Rollover Agreement.

The Waiver Warrants will become exercisable in whole or in part at an exercise price of $0.05 per share (subject to adjustments) upon the occurrence of the Bridge Loan Conversion, and will remain exercisable until 5:00 p.m. Eastern time on the 10th anniversary of the date on which the Waiver Warrants become exercisable. The Waiver Warrants will be exercisable into a number of shares of the Company’s common stock equal to 10% of the total number of shares of the Company’s common stock outstanding on a fully diluted basis immediately following the Bridge Loan Conversion, which number is subject to adjustment pursuant to the terms of the Waiver Warrants. At the Effective Time, the Waiver Warrants will be deemed null and void, and of no further force and effect, and the MHR Holders will exchange the Notes for the Second Amended and Restated Notes and the Merger Warrants.

The Merger Warrants will be issued as of and will become exercisable at an exercise price of $0.12 per share (subject to adjustments) at the Effective Time, and will remain exercisable until 5:00 p.m. Eastern time on the 8th anniversary following the date on which the Merger Warrants are issued. The Merger Warrants are exercisable into shares of the Surviving Corporation’s common stock equal to 10% of the total number of shares of common stock on a fully diluted basis immediately following the Effective Time. Moreover, if Parent were to exercise the Preferred Stock Investment Option, then the number of shares of common stock that may be acquired upon exercise of the Merger Warrants will be increased to reflect a recalculation of the 10% figure as if such purchases had occurred at the Effective Time.

Subordination Agreements

Under the terms of the Notes, the MHR Holders hold a security interest on each Issuer’s tangible and intangible personal property, which security interest and repayment obligations on the Notes have been subordinated to the security interest held by, and payment obligations owed to, CapitalSource pursuant to the Amended and Restated Subordination Agreement, dated as of April 30, 2009, by and among CapitalSource and the MHR Holders (and acknowledged by the Issuers) and to the Parent and MSL Family, LLC (as holders of the Bridge Loan), pursuant to the Subordination Agreement by and among Parent, MSL Family, LLC and the MHR Holders (and acknowledged by the Issuers). Under the terms of the Bridge Loan, Parent holds a security interest on each Borrower’s tangible and intangible personal property, which security interest and repayment obligations on the Bridge Note have been subordinated to the security interest held by, and payment obligations owed to, CapitalSource, pursuant to the Senior Subordination Agreement by and among Parent, MSL Family, LLC and the CapitalSource (and acknowledged by the Borrowers).

Preferred Stock Investment Documents

To fund the Aggregate Merger Consideration, the Company and Parent entered into the Series A Preferred Stock Purchase Agreement (the "Series A Preferred Stock Purchase Agreement"), which becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

In furtherance of the transactions contemplated by Series A Preferred Stock Purchase Agreement and the Exchange and Rollover Agreement, and in order to set forth the relative rights of the holders of the Surviving Corporation’s Series A Preferred Stock and common stock, Parent, the MHR Holders, Mark Lama, and the Senior Managers entered into the following agreements, each of which becomes effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms: (a) the Right of First Refusal and Co-Sale Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC (the "Right of First Refusal and Co-Sale Agreement"), (b) the Investor Rights Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC (the "Investor Rights Agreement"), and (c) the Voting Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC (the "Voting Agreement").

Series A Preferred Stock Purchase Agreement

In connection with Merger and at the Effective Time, Parent shall purchase and the Company shall sell 41,666,667 shares of Surviving Corporation’s Series A Preferred Stock, as described above under "Preferred Stock Investment and Preferred Stock Investment Option." The rights, preferences and privileges of the Surviving Corporation’s Series A Preferred Stock are set forth in the Company’s Amended and Restated Certificate.

Right of First Refusal and Co-Sale Agreement

As a condition to Parent’s purchase of the Series A Preferred Stock and entering into certain agreements related thereto, Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama and RGGPLS, LLC executed the Right of First Refusal and Co-Sale Agreement for the purposes of, among others, setting forth certain rights and obligations of the parties thereto as stockholders of the Surviving Corporation, and certain restrictions, with respect to the transfer of securities of the Surviving Corporation.

General Transfer Restrictions

Subject to the terms, conditions and exceptions set forth in the Right of First Refusal and Co-Sale Agreement, neither the MHR Holders, the Senior Managers, Mark Lama nor RGGPLS, LLC may sell, give, pledge, transfer, encumber, or otherwise dispose of all or any portion of their respective Capital Stock (as defined in the Right of First Refusal and Co-Sale Agreement, whether now owned or acquired subsequent to the date of the Right of First Refusal and Co-Sale Agreement, except as may otherwise be specifically provided for in the Right of First Refusal and Co-Sale Agreement. The Right of First Refusal and Co-Sale Agreement shall not apply to or restrict the transfer of the Notes by the MHR Holders.

Right of First Refusal

Subject to certain exceptions, if any time any of the Senior Managers, Mark Lama or RGGPLS, LLC proposes to transfer any shares of Capital Stock, among other transfer restrictions described more fully in the Right of First Refusal and Co-Sale Agreement, such stockholders must provide the Company and Parent a written notice thereof (a "Key Holder Proposed Transfer Notice"), which must include the identity of such transferee, a description of the type of, and the number of shares of, common stock such stockholder desires to transfer, the purchase price for thereof, and other material terms and conditions for such disposition. In the event the Company does not purchase all of such Capital Stock, each of the Senior Managers, Mark Lama and/or RGGPLS, LLC must provide Parent a right to purchase all or any portion of such Capital Stock not purchased by the Company at the price and on the terms set forth in the Key Holder Proposed Transfer Notice.

Right of Co-Sale

If any Capital Stock set forth in a Key Holder Proposed Transfer Notice is not purchased and thereafter is to be sold to a transferee, Parent may elect to participate in such transfer on a pro rata basis and on the same terms and conditions specified in the Key Holder Proposed Transfer Notice.

Right of First Offer

Subject to certain exceptions, if at any time any of the MHR Holders desire to transfer any shares of Capital Stock, among other transfer restrictions described more fully in the Right of First Refusal and Co-Sale Agreement, MHR Holders must provide Parent written notice thereof (the "Offer Notice"), which must include a description of the type of, and the number of shares of, common stock the MHR Holders desire to transfer (the "Offered Shares"), the purchase price for the Offered Shares, and other material terms and conditions for such disposition. Parent will have the right to purchase the Offered Shares at the price and on the terms set forth in the Offer Notice (the "Right of First Offer"). To the extent that Parent does not exercise its Right of First Offer, the MHR Holders may transfer the Offered Shares to a third-party transferee during the 90 day period after the expiration of the Right of First Offer, at a price not less than and on material terms no more favorable to the third party offeree than those set forth in the Offer Notice.

Tag Along Rights

In the event that Parent (or any of its affiliates) proposes to transfer any Capital Stock (a "Parent Proposed Transfer"), Parent must provide to the other stockholders party to the Right of First Refusal and Co-Sale Agreement written notice thereof (the "Parent Proposed Transfer Notice") not later than 45 days prior to the consummation of such Parent Proposed Transfer, which notice shall (a) state Parent’s intention to transfer or sell Capital Stock to a transferee, the identity of such transferee, the amount and types of Capital Stock proposed to be transferred, the per share purchase price (which shall be reflected on an as converted to common stock basis) for such Capital Stock and a summary of the other material terms of the transfer (including, without limitation, the proposed transfer date) and (b) invite the other stockholders party to the Right of First Refusal and Co-Sale Agreement to sell a pro rata portion of such Capital Stock being transferred (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) in the Parent Proposed Transfer at the same per share purchase price (which shall be reflected on an as converted to common stock basis), in the same form of consideration, and on the terms and conditions, set forth in the Parent Proposed Transfer Notice.

Drag Along Rights

In the event of an Approved Drag-Along Sale (as defined in the Right of First Refusal and Co-Sale Agreement) and subject to other limitations set forth in the Right of First Refusal and Co-Sale Agreement, the stockholders and the other persons party to the Right of First Refusal and Co-Sale Agreement from time to time are required to, among other things, (a) sell their respective Share Equivalents (as defined in the Right of First Refusal and Co-Sale Agreement) in connection with such Approved Drag-Along Sale and (b) vote for, consent to, raise no objections to, and not contest such Approved Drag-Along Sale, all as described more fully in the Right of First Refusal and Co-Sale Agreement.

Investor Rights Agreement

Registration Rights

The Company agreed to grant registration rights to the MHR Holders and Parent and certain other stockholders with respect to certain securities of the Surviving Corporation held by them at any time now or in the future, as described more fully in the Investor Rights Agreement (such covered securities, the "Registrable Securities").

Demand Registration Rights

Upon the terms and conditions more fully described in the Investor Rights Agreement, the MHR Holders may require on up to 2 occasions that the Surviving Corporation register the Registrable Securities held by the MHR Holders on Form S-1 at any time following the 1 year anniversary of an initial public offering; provided, that the Surviving Corporation shall grant to the MHR Holders an additional demand registration for each year the Surviving Corporation is not in compliance with the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as amended, and, as a result, is not eligible to use a Form S-3, which additional demand registrations shall not exceed 2 in the aggregate.

Form S-3 Registration Rights

The MHR Holders have the right to require, on an unlimited number of occasions, that the Surviving Corporation register their shares of Registrable Securities on a Form S-3 or other short-form registration statement that may be available, subject to certain limitations described in the Investor Rights Agreement.

Piggy-back Registration Rights

If at any time after the date a registration statement for an initial public offering is declared effective by the SEC or at such earlier time to the extent other stockholders are granted the right to registration before such time, the Surviving Corporation proposes to file a registration statement under the Securities Act with respect to an offering of equity or debt securities solely for cash, then those certain stockholders, including the MHR Holders, the Senior Managers, Mark Lama and/or RGGPLS, LLC, will have the right to include in the registration statement their Registrable Securities and other securities with respect to which registration rights have been granted, subject to, in each case, the limitations set forth in the Investor Rights Agreement.

Preemptive Rights

Each time the Surviving Corporation proposes to sell any equity securities of the Surviving Corporation and/or its subsidiaries, as well as any rights, options, or warrants to purchase equity securities of the Surviving Corporation and/or its subsidiaries, or securities that are, or may become, convertible or exchangeable into or exercisable for equity securities of the Surviving Corporation and/or its subsidiaries, as described more fully in the Investor Rights Agreement, (the "New Securities"), subject to certain excluded issuances, the Surviving Corporation must also make an offering of such securities to the MHR Holders, the Senior Managers, Mark Lama and RGGPLS, LLC (collectively, the "Preemptive Stockholders"), who may elect to purchase, at the price and on the terms specified in the preemptive rights notice provided by the Surviving Corporation to the Preemptive Stockholders, up to such Preemptive Stockholder’s pro rata portion of such securities, as more fully described in the Investor Rights Agreement.

In the event the Parent or any of its affiliates proposes to make or participate as a lender in making a loan to or purchasing debt securities from the Surviving Corporation and/or any of its subsidiaries (a "Debt Transaction"), each other Preemptive Stockholder shall have the right to participate in such Debt Transaction on the same terms and conditions as Parent or any of its affiliates, and such Debt Transaction shall be subject to the preemptive rights provisions in the Investor Rights Agreement as if such loan or debt security were a New Security.

Voting Agreement

The Voting Agreement provides that the stockholders of the Surviving Corporation agree to, among other things, vote their respective voting securities of the Surviving Corporation owned beneficially or of record by such stockholders in favor of electing such members of the board of directors of the Surviving Corporation as are designated in accordance with the Voting Agreement, and grant voting rights to certain stockholders of the Surviving Corporation.

So long as the MHR Holders satisfy any one of the following: (a) the MHR Holders hold any Second Amended and Restated Notes, (b) the MHR Holders own a number of Shares (as defined in the Voting Agreement) equal to at least 33% of the shares of common stock owned by the MHR Holders at the Effective Time (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes) or (c) the MHR Holders own at least 5% of the shares of the Surviving Corporation’s common stock outstanding (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options, other than the Second Amended and Restated Notes), the MHR Holders may elect to the Surviving Corporation’s board of directors 1 individual designated by the MHR Holders.

So long as Glenn Parker (a) owns at least 2.5% of the shares of the Surviving Corporation’s common stock (determined on a fully diluted and as converted to common stock basis assuming full conversion or exercise of all of the Surviving Corporation’s convertible securities and options) or (b) is the Chief Executive Officer of the Surviving Corporation, Glenn Parker may elect to the Surviving Corporation’s board of directors 1 individual designated by Glenn Parker.

Employment Agreements

As part of the transactions contemplated by the Merger Agreement, the Company entered into (a) an employment agreement with each of Glenn Parker, Lewis Stone and Timothy Fairbanks, each an existing officer of the Company, that will replace each of their respective current employment agreements and shall become effective at the Effective Time and (b) an employment agreement with Mark Lama, a new employee of the Company affiliated with ComVest. The employment agreements become effective only upon the Effective Time and will be null and void and have no force or effect in the event the Merger Agreement is terminated in accordance with its terms.

Each employment agreement has the following similar terms (the specific terms for each employee will be described in the Company’s Proxy Statement to be filed with the SEC subsequent to the date hereof):

Each employment agreement commences on the Effective Time and continues for a period of 4 years, without any automatic renewal provisions. Compensation includes a base salary of $375,000 per year with respect to Glenn Parker, $300,000 per year with respect to Timothy Fairbanks, $250,000 per year with respect to Lewis Stone, and $300,000 per year with respect to Mark Lama, and an incentive bonus for such employees, the first year, based on the Company’s Adjusted EBITDA.

Moreover, each employment agreement grants the employee an option to purchase shares of the Surviving Corporation’s common stock, which will vest over a 4 year period, with 25% vesting on the first anniversary date of the Effective Time and the remaining portion vesting over a 3 year period in equal 6 month installments. The options will vest upon the occurrence of (a) termination of the employee by the Surviving Corporation without cause, (b) termination by the employee for good reason, (c) upon the death of the employee, (d) termination of employee’s employment due to disability, and (e) change of control of the Surviving Corporation. Vested options are exercisable for a 10 year period commencing on the date of option grant.

Also, each employment agreement may be terminated for cause, without cause or for good reason and contains a non-compete with respect to the businesses in which the Surviving Corporation and its subsidiaries are engaged in the United States on the date the employee’s employment with the Surviving Corporation is terminated, and any other business that the Surviving Corporation is actively pursuing as of such date in the United States. The non-compete provision applies upon any termination of the employment agreement, except where the employment agreement expires at the end of the term and the Surviving Corporation has not offered to renew on substantially similar terms, in which case the non-compete is rendered inapplicable.

Each of the employment agreements includes an indemnification provision, whereby the Surviving Corporation, to the extent that it may under applicable law, will indemnify the employee if the employee is a party to, or threatened to be, a party of any suit or proceeding for all liabilities incurred or suffered by the employee in connection with such suit.

Additional Information and Where to Find It:

In connection with the proposed merger, NationsHealth will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by NationsHealth at the Securities and Exchange Commission's web site at http://www.sec.gov and on NationsHealth’s website at http://www.nationshealth.com.

NationsHealth and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of NationsHealth's participants in the solicitation will be set forth in NationsHealth's proxy statement relating to the merger when it becomes available.

This Current Report and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions and statements related to potential cost savings and synergies expected to be realized in the Merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in the Company’s filings with the SEC, including, without limitation, the risks described in the Company’s most recent Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and you are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date of this report, and the Company undertakes no duty to update this information, except as required by securities laws.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 described herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2009, the Company received an OTCBB Delinquency Notification with a notification date of April 16, 2009 (the "Notification") stating that the Company was delinquent with respect to the filing of its Annual Report on Form 10-K for the year ended December 31, 2008, which had an extended due date of April 15, 2009 following the filing of the Company’s Form 12b-25 on March 31, 2009. The Notification stated that, pursuant to NASD Rule 6530, unless the delinquent filing has been received and time stamped by the Commission's EDGAR system by 5:30 pm on May 18, 2009, the Company’s securities would not be eligible for quotation on the OTC Bulletin Board and will be removed therefrom effective May 20, 2009. The Company filed its Form 10-K for the year ended December 31, 2008 prior to the May 20, 2009 deadline and is now in compliance with its reporting obligation requirements pursuant to NASD Rule 6530.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 described herein.

Item 3.03 Material Modifications to Rights of Security Holders.

See Item 1.01 described herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 described herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.4 Agreement and Plan of Merger, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth Acquisition Corp. and NationsHealth, Inc.*

3.3 Amended and Restated Certificate of Incorporation of NationsHealth, Inc.*

3.4 Certificate of Designations for Series A-1 Preferred Stock.*

3.5 Amended and Restated Bylaws of NationsHealth, Inc.*

4.12 Series A Preferred Stock Purchase Agreement, dated as of April 30, 2009, by and between ComVest NationsHealth Holdings, LLC and NationsHealth, Inc.*

4.13 10% Secured Convertible Subordinated Promissory Note, dated as of April 30, 2009, issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC for the benefit of ComVest NationsHealth Holdings, LLC.*

4.14 Bridge Loan and Security Agreement, dated as of April 30, 2009, by and among NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceuticals and Medical Products (USA), LLC and ComVest NationsHealth Holdings, LLC.*

4.15 Form of Warrant to purchase Shares, issued by NationsHealth, Inc. in favor of ComVest NationsHealth Holdings, LLC.*

4.16 Right of First Refusal and Co-Sale Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, OTQ LLC, Dr. Rachesky, Glenn Parker, Lewis Stone, Timothy Fairbanks, Mark Lama and RGGPLS, LLC.*

4.17 Warrant, dated as of April 30, 2009, in favor of MHR Capital Partners Master Account LP, issued by NationsHealth, Inc.*

4.18 Warrant, dated as of April 30, 2009, in favor of MHR Capital Partners (100) LP, issued by NationsHealth, Inc.*

4.19 Warrant, dated as of April 30, 2009, in favor of OTQ LLC, issued by NationsHealth, Inc.*

4.20 First Amended and Restated 73/4% Convertible Secured Note, dated as of April 30, 2009, in favor of MHR Capital Partners Master Account LP issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

4.21 First Amended and Restated 73/4% Convertible Secured Note, dated as of April 30, 2009, in favor of MHR Capital Partners (100) LP issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

4.22 First Amended and Restated 73/4% Convertible Secured Note in favor of OTQ LLC, dated as of April 30, 2009, issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

4.23 Investor Rights Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, OTQ LLC, Dr. Rachesky, Glenn Parker, Lewis Stone, Timothy Fairbanks, Mark Lama and RGGPLS, LLC.*

4.24 Limited Waiver and Consent, dated as of April 30, 2009, by and among NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceuticals and Medical Products (USA), LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and OTQ LLC, and MHR Capital Partners (500) LP as collateral agent.*

4.25 Senior Subordination Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, MSL Family, LLC, and CapitalSource Finance LLC, and acknowledged by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

4.26 Subordination Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, MSL Family, LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP and OTQ LLC, and MHR Capital Partners (500) LP as collateral agent, and acknowledged by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

4.27 Exchange and Rollover Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth Acquisition Corp., NationsHealth, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, OTQ LLC, Dr. Rachesky, Glenn Parker, Lewis Stone and Timothy Fairbanks.*

4.28 Form of Second Amended and Restated 73/4% Convertible Secured Note issued by NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC.*

9.1 Voting Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth, Inc., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, OTQ LLC, Dr. Rachesky, Glenn Parker, Lewis Stone, Timothy Fairbanks, Mark Lama and RGGPLS, LLC.*

9.2 Voting Agreement, dated as of April 30, 2009, by and among ComVest NationsHealth Holdings, LLC, NationsHealth Acquisition Corp. and certain stockholders of NationsHealth, Inc.*

10.79 Consent, Waiver, Joinder and Eighth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 30, 2009, by and among NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceuticals and Medical Products (USA), LLC, and CapitalSource Finance LLC.*

10.80 Fourth Amended and Restated Revolving Credit, Term Loan And Security Agreement, dated as of April 30, 2009, by and among NationsHealth, Inc., NationsHealth Holdings, L.L.C., United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., National Pharmaceuticals and Medical Products (USA), LLC, and CapitalSource Finance LLC.*

99.1 Press Release of NationsHealth, Inc., dated April 30, 2009.*

* Filed as an exhibit with the same number to the Company’s Form 8-K (File No. 000-50348, Film No. 09795409) on May 5, 2009, and incorporated by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

May 6, 2009	By:	/s/ Tim Fairbanks

Name: Tim Fairbanks
Title: Chief Operating Officer